UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 24, 2005

Refocus Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32543	75-2910096
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10300 North Central Expressway, Suite 104
Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                (214) 368-0200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On August 24, 2005, Refocus Group, Inc., or the Company, issued a press release announcing that the U.S. Food & Drug Administration granted the Company approval to begin enrollment for its Phase III clinical trial for treatment of presbyopia utilizing its Scleral Spacing Procedure. A copy of the press release announcing this approval is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit Number	Description of Exhibit

99.1

Press release issued by the Company on August 24, 2005, announcing approval from the U.S. Food & Drug Administration to initiate Phase III clinical trials for the treatment of presbyopia utilizing its Scleral Spacing Procedure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFOCUS GROUP, INC.

Date: August 24, 2005	By:	/s/ MARK A. COX
	Name:	Mark A. Cox
	Title:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1

Press release issued by the Company on August 24, 2005, announcing approval from the U.S. Food & Drug Administration to initiate Phase III clinical trials for the treatment of presbyopia utilizing its Scleral Spacing Procedure

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